Exhibit 99.1


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CONTACTS:  Richard M. Ubinger                              June Filingeri
           Vice President of Finance,                      President
           Chief Financial Officer and Treasurer           Comm-Partners LLC
           (412) 257-7606                                  (203) 972-0186

FOR IMMEDIATE RELEASE
---------------------

         UNIVERSAL STAINLESS UPDATES OUTLOOK FOR FIRST QUARTER OF 2009;
          ANNOUNCES INITIATIVES TO ADDRESS CURRENT ECONOMIC CONDITIONS

     BRIDGEVILLE, PA, MARCH 24, 2009 - UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (NASDAQ: USAP) confirmed today that it expects sales for the quarter ending March 31, 2009 to range from $32 to $42 million as reported on January 29. However, it does not expect to meet the earnings guidance, made at that time, of breakeven to $0.10 for the 2009 first quarter due to five factors:

- Lower than expected surcharge revenues resulting from further declines in raw material values and the consumption of high cost material;
- A breakdown that required a two-week maintenance outage at the Bridgeville facility's Universal Rolling Mill;
- An increase to the Company's bad debt reserve due to economic conditions and customer credit availability;
-    The reduction of operating  levels due to lower than expected  order entry;
     and
-    The implementation of a salaried employee headcount reduction of 20%.

     The Company noted that order entry in its main end markets has been lower than expected in the first quarter due to the deepening recession and economic uncertainty. As a result, the Company's current backlog declined to $62 million from $75 million at December 31, 2008. The Company has adjusted production levels accordingly, including the extension of its planned melt shop outage for a previously announced capital improvement program from two weeks to a minimum of four weeks. Based on a planned inventory build to support the Company's outage, the extension will not interfere with delivery schedules. However, the lower production levels will reduce the cost effectiveness of Company operations and contribute to an expected loss for the first quarter.

     Dennis M. Oates, President and Chief Executive Officer, commented: "We are seeing the effect of the difficult economic conditions across all our markets and our customers are reluctant to place orders to restock their inventories. Therefore, we are executing our contingency plan to adjust our operating levels to the economic realities while focusing on customer deliveries and other ongoing business needs. Our plan includes reviewing the composition of our stock inventory in light of the deceleration of business conditions and current outlook that may lead to utilizing certain stock for production of new ingot product."

     Mr. Oates continued: Ultimately, the economy and demand for our products are expected to recover and we will be better positioned to take advantage of the market demand. Our strong cash position, supplemented by our new credit agreement with PNC Bank, will allow us to continue executing our long-term strategy to strengthen our competitive position through essential capital investment necessary to deliver unparalleled customer service."

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------

     Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers. More information is available at www.univstainless.com.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS, LABOR AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT, AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) OVER THE LAST 12 MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.



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